UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
_________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 3, 2023

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MDC	New York Stock Exchange
6% Senior Notes due January 2043	MDC 43	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)    Compensatory Arrangements of Certain Officers

On February 3, 2023, the Compensation Committee (the "Committee") of M.D.C. Holdings, Inc. (the “Company”) took the actions described below with respect to compensation of the executive officers of the Company. The awards are subject to the Clawback Policy adopted by the Company’s Corporate Governance/Nominating Committee on January 14, 2015.

Executive Bonus for 2022 – Messrs. Mizel and Mandarich

Two of the Company’s executive officers, Larry A. Mizel, Executive Chairman, and David D. Mandarich, Chief Executive Officer, are eligible for awards under the Company’s 2018 Executive Officer Performance-Based Compensation Plan (as amended, the “2018 Performance-Based Plan”). The bonus payment established by the Committee that could be earned for 2022 under the 2018 Performance-Based Plan was subject to a $10.0 million dollar cap for Mr. Mizel and an $9.0 million cap for Mr. Mandarich.

The Committee determined that the 2022 goal established under the 2018 Performance-Based Plan for each executive had been achieved at the maximum level, thereby qualifying Mr. Mizel for a total cash bonus of $10.0 million and Mr. Mandarich for a total cash bonus of $9.0 million. However, in light of the recent rise in interest rates, the economic slowdown in the 2022 fourth quarter and the reduction in cash awards among the Company’s peer group, the Committee determined that an exercise of its discretion under the 2018 Performance-Based Plan was warranted. The Committee exercised its discretion to: (1) reduce each of the cash bonuses by $3.0 million such that Mr. Mizel will receive a cash bonus of $7.0 million and Mr. Mandarich will receive a cash bonus of $6.0 million; and (2) award a restricted stock bonus in the amount of $3.0 million to each of Mr. Mizel and Mr. Mandarich valued as of the date of the Committee’s action. The restricted stock will vest equally over three years, starting with the first anniversary of the date of the Committee’s action. The restricted stock award is evidenced by the form of Restricted Stock Agreement filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q dated June 30, 2021.

Executive Bonus for 2022 – Mr. Martin and Mr. Kaplan

The Committee determined that the Chief Financial Officer, Robert N. Martin, was entitled to an annual bonus for 2022 of a percentage of base pay based on his performance regarding Key Performance Indicators (“KPIs”) established for his position. Based on its evaluation of performance relative to the established KPIs, the Committee awarded Mr. Martin a performance bonus of $1.5 million payable in cash.

The Compensation Committee also awarded Mr. Martin $2.0 million in restricted stock, valued as of the date of the Committee’s action. The restricted stock will vest equally over three years, starting with the first anniversary of the date of the Committee’s action. The restricted stock award is evidenced by the form of Restricted Stock Agreement filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q dated June 30, 2021.

The Committee determined that the Company’s General Counsel, Michael L. Kaplan, was entitled to an annual cash bonus for 2022 of $125,000 based on the offer made to him in connection with his employment.

The Compensation Committee also awarded Mr. Kaplan $100,000 in restricted stock, valued as of the date of the Committee’s action. The restricted stock will vest equally over three years, starting with the first anniversary of the date of the Committee’s action. The restricted stock award is evidenced by the form of Restricted Stock Agreement filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q dated June 30, 2021.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data file (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
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M.D.C. HOLDINGS, INC.

Dated:	February 7, 2023	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Vice President, Secretary and Corporate Counsel

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